Exhibit 10.3

WINE SERVICES AGREEMENT	ԳԻՆՈՒ ՊԱՏՐԱՍՏՄԱՆ ՀԵՏ ԿԱՊՎԱԾ ԾԱՌԱՅՈՒԹՅՈՒՆՆԵՐԻ ՄԱՏՈՒՑՄԱՆ ՊԱՅՄԱՆԱԳԻՐ
AN AGREEMENT made this 11th day of October, 2011 (the “Effective Date”)	ՊԱՅՄԱՆԱԳԻՐ ստորագրված 2011թ. հոկտեմբերի 11-ին («Ուժի Մեջ Մտնելու Ժամկետ»)
BETWEEN Armeau Brands Inc., headquartered at 1000 East William Street, suite 204, Carson City, NV 89701 USA (hereinafter Armeau)	Արմեո Բրենդս Ինք.-ի (կենտրոնական գրասենյակի հասցե՝ ԱՄՆ, Նևադա նահանգ, քաղաք Քարսոն, ԻՍԹ շենք 1000, սենյակ 204, փոստային ինդեքս 89701) (այսուհետ՝ «Արմեո») ԵՎ
AND EDVAG Group of 40a Acharyan St., Yerevan 0075, Armenia (hereinafter EDVAG).	ԷԴՎԱԳ Գրուպի (հասցե՝ 40ա Աճառյանի փողոց, Երևան 0075, Հայաստան) (այսուհետ՝ «ԷԴՎԱԳ») միջև:
Whereas:	Հաշվի առնելով որ՝
a) Armeau Brands Inc., a Nevada Company wants to produce a Canadian-style Icewine in Armenia;	a) Արմեո Բրենդս ինք. Նևադայում գրանցված Ընկերությունը ցանկանում է Հայաստանում արտադրել կանադական ոճի սառցեգինի.
b) Armeau requires a service provider in Armenia who can manage and realize the entire winemaking process under the guidance and direction of Armeau and its technical contractor(s);
b)       Արմեոյին Հայաստանում անհրաժեշտ է ծառայություններ մատուցող, որը կարող է Արմեոյի և նրա տեխնիկական կապալառու(ներ)ի վերահսկողության և ուղղորդման ներքո կազմակերպել և իրագործել ողջ գինու պատրաստման գործընթացը.

c) EDVAG is a wholly managed winemaking company duly registered in Armenia and operating in the CIS and international markets;	c) ԷԴՎԱԳԸ-ը Հայաստանում պատշաճ գրանցված և ԱՊՀ ու միջազգային շուկաներում գործող ամբողջությամբ կառավարվող գինեգործական ընկերություն է.
Armeau hereby engages EDVAG to perform the services described herein on the following terms and conditions:	Արմեոն սույնով ներգրավում է ԷԴՎԱԳ-ին կատարելու համար ստորև շարադրված ծառայությունները հետևյալ պայմաններով.

1. TERM	1. ԳՈՐԾՈՂՈՒԹՅԱՆ ԺԱՄԿԵՏԸ
1.1 Subject to the early termination of this Agreement, this Agreement will continue in force for a minimum period of 10 year (“the minimum term”).	1.1 Բացառությամբ սույն Պայմանագիրը վաղաժամկետ դադարեցնելու դեպքերի, սույն Պայմանագիրը կշարունակի գործել առնվազն 10 տարի ժամկետով («գործողության նվազագույն ժամկետ»)։
1.2 After expiry of the minimum term, either party may terminate this Agreement by service of written notice on the other party no less than 3 months prior to the date of termination.	1.2 Գործողության նվազագույն ժամկետի ավարտից հետո յուրաքանչյուր կողմ կարող է դադարեցնել սույն Պայմանագիրը դադարեցման ժամկետից առնվազն 3 ամիս առաջ մյուս կողմին գրավոր ծանուցում ներկայացնելու միջոցով։
2. GENERAL TERMS	2. ԸՆԴՀԱՆՈՒՐ ԴՐՈՒՅԹՆԵՐ
2.1   EDVAG will, subject to the terms and conditions of this Agreement, undertake all processes necessary to produce icewine (“the icewine”) in accordance with the normal standards of the practice of winemaking (such service being hereinafter referred to as “the winemaking”) from the technical knowledge provided to it by Armeau.

2.1   ԷԴՎԱԳ-ը սույն Պայմանագրի պայմաններին համապատասխան կձեռնարկի բոլոր անհրաժեշտ գործողությունները գինեգործության սովորական չափանիշներին համապատասխան (նման ծառայություններն այսուհետ կկոչվեն «գինու պատրաստում») Արմեոի տրամադրած տեխնիկական գիտելիքի հիման վրա սառցեգինի պատրաստելու համար։

2.2 EDVAG will carry out winemaking in a conscientious and professional fashion.	2.2 ԷԴՎԱԳԸ-ը կիրականացնի գինու պատրաստումը բարեխիղճ և պրոֆեսիոնալ ձևով։
2.3   EDVAG recognizes the need for Armeau to have independent winemaking and viticultural advice and will cooperate with such consultants as Armeau wishes to employ. EDVAG believes that it is in the best interests of Armeau to employ at least one independent icewine consultant and a local viticultural expert.

2.3   ԷԴՎԱԳԸ-ն ընդունում է Արմեոյի կողմից անկախ գինեգործական և խաղողաբուծության խորհրդատվություն տրամադրելու անհրաժեշտությունը և կհամագործակցի այն խորհրդատուների հետ, որոնց Արմեոն ցանկանում է ներգրավվել։ ԷԴՎԱԳ-ը գտնում է, որ Արմեոյի շահերը պահանջում են ներգրավվել առնվազն մեկ անկախ սառցեգինու խորհրդատու և տեղական գինեգործ մասնագետի։

3. WINEMAKING OPERATIONS AND REPORTING	3. ԳԻՆՈՒ ՊԱՏՐԱՍՏՄԱՆ ԳՈՐԾՈՂՈՒԹՅՈՒՆՆԵՐ ԵՎ ՀԱՇՎԵՏՎՈՒԹՅՈՒՆ
3.1 EDVAG will undertake to organize the following sub-tasks based on guidance and discussions with Armeau representatives:	3.1 ԷԴՎԱԳԸ պարտավորվում է կազմակերպել հետևյալ ենթահանձնարարականները՝ հիմնվելով Արմեոյի ներկայացուցիչների ուղղորդման և նրանց հետ ունեցած քննարկումների վրա.
1)grape vineyard and maintenance	1)խաղողի այգի և պահպանում
2)harvesting	2)բերքի հավաքում
3)pressing	3)ճզմում
4)winemaking	4)գինու պատրաստում
5)wine development	5)գինու զարգացում
6)wine maintenance	6)գինու պահպանում
7)bottling	7)շշալցում
8)management of all relevant technical requirements for this process	8)սույն գործընթացին վերաբերելի բոլոր տեխնիկական պահանջների տնօրինում
9)financial management issues	9)ֆինանսական կազմակերպման հետ կապված հարցեր
10)contractor management issues	10)կապալառուների կազմակերպման հետ կապված հարցեր
11)to apply on behalf of Armeau, trademark and other certifications in Armenia	11)Արմեոյի անունից կիրառել ապրանքային նշան և այլ վկայականներ։
3.2 At the request of Armeau provide advice and consultation and procedures to be employed.	3.2 Արմեոյի խնդրանքով տրամադրել խորհրդատվություն և տեղեկատվություն կիրառվելիք գործողությունների մասին։
3.3 Provide weekly reports on winemaking progress, analysis, tasting notes and appraisals.	3.3 Տրամադրել շաբաթական հաշվետվություն գինու պատրաստման առաջընթացի, վերլուծության, համի փորձարկման նշումների և գնահատման վերաբերյալ։
3.4 At appropriate stages throughout the winemaking process, seek instructions from Armeau and in doing so, recommend appropriate future action.	3.4 Գինու պատրաստման ողջ գործընթացի համապատասխան փուլերում Արմեոյից խնդրել կարգադրություններ առաջարկել համապատասխան ապագա գործողություններ։

3.5    Subject to prior arrangements having been made by Armeau, meet with Armeau’s technical contractors for the purpose of reporting as to production, at such times during business hours as may be reasonably required by Armeau.

3.5    Արմեոյի կողմից նախապատրաստական աշխատանքներ տանելու պայմանով՝ աշխատանքային ժամերի ընթացքում Արմեոյի կողմից ողջամտորեն պահանջած ժամանակ հանդիպել Արմեոի կապալառուների հետ արտադրության վերաբերյալ հաշվետվություն տալու նպատակով։

3.6 Properly manage and maintain items supplied by Armeau.	3.6 Պատշաճ տնօրինել և պահպանել Արմեոյի կողմից տրամադրված պարագաները։
4. VINEYARD AND MAINTENANCE	4. ԽԱՂՈՂԻ ԱՅԳԻ ԵՎ ԴՐԱ ՊԱՀՊԱՆՈՒՄԸ
4.1      Armeau, in consultation with EDVAG, will identify a suitable Armenian grape and locate a private vineyard in Armenia and negotiate a price for the grapes with the farmer who will be paid by EDVAG on behalf of Armeau.
4.1 Արմեոն, խորհրդակցելով ԷԴՎԱԳ-ի հետ կորոշի համապատասխան հայաստանյան խաղող և կընտրի Հայաստանում մասնավոր խաղողի այգի և կբանակցի խաղողի գինը խաղողագործի հետ, որին Արմեոյի անունից կվճարի ԷԴՎԱԳԸ։
4.2 EDVAG will hire guards to protect and maintain the vineyard 24 hours a day in the winter months until the harvest.	4.2 ԷԴՎԱԳ-ը կվարձի պահակների՝ օրը 24 ժամ ձմեռվա ամիսների ընթացքում գինու այգու պաշտպանության և պահպանման համար։
4.3 EDVAG will provide regular updates on the status of the grapes to Armeau’s and its technical consultants.	4.3 ԷԴՎԱԳ-ը Արմեոյին և նրա տեխնիկական խորհրդատուներին պարբերաբար տեղեկատվություն կտրամադրի խաղողի վիճակի մասին։
4.3 EDVAG will treat the grapes against the possibility of disease as instructed by Armeau’s viticulture expert.	4.3 ԷԴՎԱԳ-ը կպաշտպանի խաղողը հիվանդության ռիսկից, այնպես ինչպես դա խորհուրդ կտա Արմեոյի խաղողագործության մասնագետը։

5 HARVEST AND PRESSING	5 ԲԵՐՔԻ ՀԱՎԱՔՈՒՄ ԵՎ ՃԶՄՈՒՄ
5.1 In order for EDVAG to adequately prepare for the harvest Armeau must, no less than 5 days prior to the anticipated harvest date of the grapes, provide a notice to EDVAG of:	5.1 Որպեսզի ԷԴՎԱԳ-ը պատշաճ պատրաստվի բերքահավաքին Արմեոն պետք է ոչ ուշ, քան խաղողի ակնկալվող բերքահավաքից 5 օր առաջ ծանուցի ԷԴՎԱԳ-ին.
5.1.1 The anticipated harvest date;	5.1.1 Ակնկալվող բերքահավաքի օրվա մասին,
5.1.2 The anticipated yield;	5.1.2 Ակնկալվող բերքի մասին,
5.1.3 The ripeness and health of the grapes;	5.1.3 Խաղողի հասունացման աստիճանի և առողջության մասին,
5.2      Crushing of grapes will not occur until Armeau (or their representative) has had a reasonable opportunity to inspect the grapes at the time they are delivered to EDVAG.  If Armeau fails to inspect the grapes at the time of delivery, then EDVAG will be free to crush the grapes as the pressing temperature is critical for a successful icewine;

5.2      Խաղողի ճզմումը տեղի չի ունենա, քանի դեռ Արմեոն (կամ վերջինիս ներկայացուցիչը) պատշաճ հնարավորություն ստացած լինի խաղողի ուսումնասիրության համար, այն պահին, երբ այն հասցվում է ԷԴՎԱԳ-ին։ Եթե Արմեոն չի ուսումնասիրում խաղողը մատակարարման պահին, ապա ԷԴՎԱԳ-ը կարող է ազատորեն ճզմել խաղողը, երբ ջերմաստիճանը վճռական է հաջողությամբ սառցեգինի պատրաստելու համար։

5.3 EDVAG will weigh each delivery of grapes. Copy of the weighbridge information will be sent to the Armeau within 48 hours after delivery.	5.3 ԷԴՎԱԳ-ը կկշռի խաղողի յուրաքանչյուր մատակարարում։ Կշռման վերաբերյալ տեղեկատվության կրկնօրինակը կուղարկվի Արմեոյին մատակարարումից 48 ժամվա ընթացքում։
6. WINEMAKING, ANALYSIS AND ADDITIVES	6. ԳԻՆՈՒ ՊԱՏՐԱՍՏՈՒՄ, ՎԵՐԼՈՒԾՈՒԹՅՈՒՆ ԵՎ ՀԱՎԵԼՈՒՄՆԵՐ
6.1 EDVAG will undertake daily laboratory analysis of each ferment batch in order to assess the pH, S02 (free and total), Baume and total acidity.
6.1    ԷԴՎԱԳ-ը կստանձնի յուրաքանչյուր խմորման բաժնի ամենօրյա լաբորատոր վերլուծություններ pH-ը, S02 (անջատ և համընդհանուր), խտության աստիճանն ըստ Բաումի սանդղակի և ընդհանուր թթվայնությունը գնահատելու համար։

6.2 EDVAG will provide and use such additives as are necessary including yeast strains agreed with Armeau, S02 and bentonite (if required).	6.2 ԷԴՎԱԳ-ը կտրամադրի և կկիրառի այնպիսի հավելումներ, որոնք կլինեն անհրաժեշտ, ներառյալ Արմեոյի հետ համաձայնեցրած խմորիչներ, S02 և բենտոնիտ (եթե լինի դրա անհրաժեշտությունը).
6.3 EDVAG will include such further additives as Armeau may require. In each case such additives to be at the Armeau’s expense.	6.3 ԷԴՎԱԳ-ը կներառի այնպիսի լրացուցիչ հավելումներ, ինչպիսիք կպահանջի Արմեոն։ Յուրաքանչյուր դեպքում նման հավելումները կկատարվեն Արմեոյի հաշվին։
6.4   During fermentation and stabilization, EDVAG will take a number of readings. Armeau will advise when to stop taking these readings, or when to change the frequency of the sampling. Such readings shall include:
6.4 Խմորման և կայունացման ընթացքում ԷԴՎԱԳ-ը կանցկացնի մի շարք չափումներ։ Արմեոն կմատնանշի, երբ դադարեցնել այդ չափումները կամ երբ փոխել նշումառման հաճախականությունը։ Այդ չափումները կներառեն՝
• daily temperature readings	• ամենօրյա ջերմաստիճանի չափումներ
• daily hydrometer readings (SG, or specific gravity)	• ամենօրյա հիդրոմետրային չափումներ (ՏԽ կամ տեսակարար խտությունը)
• weekly tests of Total Acidity (TA) and pH	• Ընդհանուր Ակտիվության (ԸԱ) և pH-ի ամեն շաբաթյա ստուգումներ
other tests as requested by Armeau’s project directors.	այլ ստուգումներ, ինչպիսիք կպահանջվեն Արմեոյի ծրագրի ղեկավարների կողմից։
6.5 If any problem issues arise, EDVAG will ask for Armeau’s advice before taking action. EDVAG will regularly communicate with ARMEAU especially during the fermentation phase.	6.5 Եթե առաջանում է որևէ խնդիր, ԷԴՎԱԳ-ը կհայցի Արմեոյի խորհուրդը նախքան գործելը։ ԷԴՎԱԳ-ը պարբերաբար կապ կպահպանի Արմեոյի հետ, հատկապես խմորման փուլում։
6.6 EDVAG will keep a written or electronic log of all the data and observations, as well as the associated tests and analyses. Every week, they will send this log by e-mail to Armeau.
6.6 ԷԴՎԱԳ-ը կպահպանի բոլոր տվյալների և դիտարկումների, ինչպես նաև բոլոր առնչվող ստուգումների և վերլուծությունների գրավոր կամ էլեկտրոնային մատյան։ Նրանք յուրաքանչյուր շաբաթ այդ մատյանի տվյալները կուղարկվեն Արմեոյին։

7 INSURANCE AND RISK	7 ԱՊԱՀՈՎԱԳՐՈՒՄ ԵՎ ՌԻՍԿԵՐ
7.1 EDVAG will maintain adequate Product and Public liability insurance and accidental damage insurance to cover any losses.
7.1    ԷԴՎԱԳ-ը կապահովի պատշաճ ապահովագրություն արտադրությամբ սպառողին պատճառված վնասից և արտադրության ընթացքում արտադրամասում անձանց պատճառված վնասից և ապահովագրություն պատահական վնասներից, որպեսզի ծածկի բոլոր վնասները։

7.2    Consequential damage is entirely at the risk of Armeau and to the extent that Armeau suffers consequential damage as a result of a breach of this Agreement by EDVAG, Armeau indemnifies EDVAG against all claims seeking to recover damages for the consequential loss suffered by Armeau.

7.2    Արմեոն ամբողջությամբ կրում է ոչ անմիջական վնասների ռիսկը, և այնքանով, որքանով Արմեոն կրում է ոչ անմիջական վնասներ ԷԴՎԱԳ-ի կողմից սույն Պայմանագրի խախտման հետևանքով, Արմեոն պարտազերծում է ԷԴՎԱԳ-ին Արմեոյի կրած ոչ անմիջական վնասների հատուցման վերաբերյալ բոլոր պահանջներից։

7.3   Any responsibility that EDVAG may have for the icewine and bottles ceases as soon as the icewine leaves the winery premises, namely upon the end of the phase when the bottled icewine is loaded onto a vehicle.

7.3   Ցանկացած պատասխանատվություն, որ ԷԴՎԱԳ-ը կարող է ունենալ սառցեգինու և շշերի համար դադարում է այն պահից, երբ սառցեգինին լքում է գինեգործական շինությունները, այն է, երբ շշալցված սառցեգինին բեռնվում է մեքենայի վրա։

8. ULLAGE AND BATCH INTEGRITY OF ICEWINE	8. ՍԱՌՑԵԳԻՆՈՒ ԼՑՎԱԾՈՒԹՅՈՒՆԸ ԵՎ ԽՄԲԱՔԱՆԱԿԻ ԱՄԲՈՂՋԱԿԱՆՈՒԹՅՈՒՆԸ
8.1 EDVAG acknowledges that, in the interests of icewine quality, it is necessary to maintain full vessels (thereby reducing the deleterious effects of oxygen on the icewine).	8.1 ԷԴՎԱԳ-ն ընդունում է, որ սառցեգինու որակից ելնելով, անհրաժեշտ է պահպանել անոթների լցվածությունը (այդպիսով նվազեցնելով սառցեգինու վրա թթվածնի վնասակար ազդեցությունը)։
9. CONFIDENTIALITY, NON-SOLICITATION, AND OWNERSHIP OF PROPERTY	9. ԿՈՆՖԻԴԵՆՑԻԱԼՈՒԹՅՈՒՆ, ԱՇԽԱՏԱԿԻՑՆԵՐԻՆ ՉՆԵՐԳՐԱՎՎԵԼԸ ԵՎ ՍԵՓԱԿԱՆՈՒԹՅԱՆ ԻՐԱՎՈՒՆՔ

Confidential and Proprietary Information.  “Confidential Information” means information that relates to the business or affairs of Armeau, its affiliates, customers, clients or suppliers and is confidential or proprietary to, about or created by Armeau, its affiliates, customers, clients, or suppliers.  Confidential Information includes, but is not limited to, the following types of confidential information and other proprietary information of a similar nature (whether or not reduced to writing or designated or marked as confidential):

Կոնֆիդենցիալ և Ձեռնարկատիրական Տեղեկատվություն։ «Կոնֆիդենցիալ Տեղեկատվությունն» այն տեղեկատվությունն է, որը վերաբերվում է Արմեոյի ձեռնարկատիրությանը կամ գործերին, նրա հետ փոխկապակցված անձանց, հաճախորդներին, պատվիրատուներին կամ մատակարարներին։ Կոնֆիդենցիալ տեղեկատվությունը ներառում է, սակայն սահմանափակված չէ, հետևյալ տեսակի կոնֆիդենցիալ տեղեկատվությամբ և այլ նման բնույթի ձեռնարկատիրական տեղեկատվությամբ (լինի այն գրավոր ձևի, թե ոչ, որոշված լինի կամ նշված լինի որպես կոնֆիդենցիալ, թե ոչ)՝

a)information relating to research or data that has not been publically disclosed, including but not limited to, the production data, technical data, test data and test results, the status and details of research and development of products and services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including patents, copyrights and trade secrets);

a)տեղեկատվություն, որը վերաբերվում է հետազոտություններին կամ այնպիսի տվյալներ, որոնք չեն ենթարկվել հանրային հրապարակման, ներառյալ սակայն չսահմանափակվելով արտադրության վերաբերյալ տվյալներով, տեխնիկական տվյալներով, փորձարկումների հետ կապված տվյալներով և արդյունքներով, ապրանքների և ծառայությունների հետազոտման և զարգացման կարգավիճակով և տվյալներով և տեղեկատվությամբ կապված ձեռնարկատիրական իրավունքների ձեռքբերման, պաշտպանության, իրականացման հետ (ներառյալ արտոնագրերը, հեղինակային իրավունքները և ձեռնարկատիրական գաղտնիքը),

b)information relating to the Armeau’s internal personnel, including personal information about such personnel, financial information, vendor names and other vendor information, purchasing and internal cost information, internal services and operational manuals, and the manner and method of conducting Armeau’s business;

b)տեղեկատվություն, որը վերաբերվում է Արմեոյի ներքին անձնակազմին, ներառյալ նման անձնակազմի մասին անհատական տեղեկատվությունը, ֆինանսական տեղեկատվությունը, վաճառողների անունները և վաճառողների մասին այլ տեղեկատվությունը, ձեռքբերման և ներքին արժեքի վերաբերյալ տեղեկատվությունը, ներքին ծառայությունները և օպերացիոն ձեռնարկները և Արմեոյի ձեռնարկատիրություն վարելու ձևն ու մեթոդները,

c)marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, current and prospective client lists, and future plans and potential strategies of Armeau that have been or are being discussed; and

c)մարկետինգի և զարգացման ծրագրերը, գների և արժեքների մասին տվյալները, գների և դրույքների չափսերը, գնագոյացման քաղաքականությունը, գների սահմանման գործընթացը, մարկետինգի տեխնիկաները և բիզնեսի ձեռքբերման մեթոդները, ձեռնարկատիրական կանխատեսումները և կանխատեսական ենթադրությունները և ծավալները, ներկայիս և հավանական հաճախորդների ցանկը և Արմեոյի ապագա ծրագրերը և հավանական մարտավարությունները, որոնք քննարկվել են կամ քննարկվում են, և

d)all information that becomes known to EDVAG as a result of the services that Armeau, acting reasonably, believes is Confidential Information, or that Armeau takes reasonable measures to protect the confidentiality of.

d)Ծառայությունների ընթացքում ԷԴՎԱԳ-ին հայտնի դարձող ողջ տեղեկատվությունը, որը Արմեոն, գործելով ողջամտորեն, համարում է Կոնֆիդենցիալ Տեղեկատվություն կամ որի կոնֆիդենցիալությունը պաշտպանելու համար Արմեոն ձեռնարկում է ողջամիտ միջոցներ։

9.2  Protection of Confidential Information.  EDVAG acknowledges that the icewine-making process is a valuable and unique asset of Armeau and that the Confidential Information is and will remain the exclusive property of Armeau.  EDVAG agrees to maintain securely and hold in strict confidence all Confidential Information received or acquired by EDVAG or disclosed to EDVAG as a result of or in connection with the services. EDVAG agrees that, both during and after the termination of this Agreement, EDVAG will not, directly or indirectly, divulge, communicate, use, copy or disclose or permit others to use, copy or disclose, any Confidential Information to any person, except as such disclosure or use is required to perform its duties hereunder or as may be consented to by prior written authorization of Armeau.

9.2  Կոնֆիդենցիալ Տեղեկատվության Պաշտպանումը։ ԷԴՎԱԳ-ն ընդունում է, որ սառցեգինու պատրաստման գործընթացը Արմեոյի արժեքավոր և ուրույն սեփականությունն է և որ Կոնֆիդենցիալ Տեղեկատվությունը հանդիսանում է և կմնա Արմեոյի բացառիկ սեփականությունը։ ԷԴՎԱԳ-ը համաձայնվում է պահպանել և խիստ գաղտնի պահել ողջ Կոնֆիդենցիալ Տեղեկատվությունը, որն ԷԴՎԱԳ-ը ստացել կամ ձեռք է բերել կամ որը բացահայտվել է ԷԴՎԱԳ-ին ծառայությունների արդյունքում կամ առնչությամբ։ ԷԴՎԱԳ-ը համաձայնվում է, որ սույն Պայմանագրի գործողության ընթացքում և դրա դադարեցումից հետո, ԷԴՎԱԳ-ն անմիջականորեն կամ անուղղակիորեն չի հրապարակի, փոխանցի, օգտագործի, կրկնօրինակի կամ բացահայտի կամ թույլ տա ուրիշներին օգտագործել, կրկնօրինակել կամ բացահայտել ցանկացած Կոնֆիդենցիալ Տեղեկատվություն ցանկացած անձի, բացառությամբ այն դեպքերի, երբ նման բացահայտումը կամ օգտագործումն անհրաժեշտ է սույն Պայմանագրով սահմանված պարտականությունների կատարման համար կամ երբ այդ կապակցությամբ նախօրոք տրված է Արմեոյի գրավոր համաձայնությունը։

9.3 Exceptions to Obligations of Confidentiality. The obligation of confidentiality imposed by this Agreement shall not apply to information that appears in issued patents or printed publications, that otherwise is generally known in the industry through no act of EDVAG in breach of this Agreement, or that is required to be disclosed by court order or applicable law.

9.3 Բացառություններ Կոնֆիդենցիալության Պարտականությունից։ Սույն Պայմանագրով սահմանված կոնֆիդենցիալության պարտականությունը չի կիրառվում այն տեղեկատվության կապակցությամբ, որը երևում է հրապարակված արտոնագրերում կամ տպված հրապարակություններում, այն տեղեկատվության կապակցությամբ, որը հայտնի է շուկայում, այլ ճանապարհով քան ԷԴՎԱԳ-ի կողմից սույն Պայմանագրի խախտումը, կամ տեղեկատվության կապակցությամբ, որի բացահայտումը պահանջվում է դատական որոշմամբ կամ կիրառելի իրավունքի հիման վրա։

9.4 Third Party Confidential Information.  EDVAG  understands that Armeau has from time to time in its possession information belonging to third parties or which is claimed by third parties to be confidential or proprietary and which Armeau has agreed to keep confidential. EDVAG agrees that all such information shall be Confidential Information for the purposes of this Agreement.

9.4 Երրորդ Կողմի Կոնֆիդենցիալ Տեղեկատվություն։ ԷԴՎԱԳ-ը գիտակցում է, որ Արմեոն երբեմն իր տիրապետության տակ է ունենում երրորդ կողմերին պատկանող տեղեկատվություն կամ որը երրորդ կողմերի պնդմամբ հանդիսանում է կոնֆիդենցիալ կամ ձեռնարկատիրական տեղեկատվություն և որը Արմեոն համաձայնվել է պահել կոնֆիդենցիալ։ ԷԴՎԱԳ-ը համաձայնվում է, որ ցանկացած նման տեղեկատվություն պետք է համարվի Կոնֆիդենցիալ Տեղեկատվություն սույն Պայմանագրի իմաստով։

9.5 EDVAG’s Warranty.  EDVAG need only devote such portion of EDVAG’s time as is necessary to perform the services and subject to the provisions of this Section, EDVAG is not precluded from acting in any other capacity for any other person, firm, company or other legal entity, provided that such other services or work does not, in the reasonable opinion of Armeau, conflict with EDVAG’s ability to perform the services or EDVAG’s obligations pursuant to this Agreement.

9.5 ԷԴՎԱԳ-ի Երաշխիքը։ ԷԴՎԱԳ-ը պետք է տրամադրի միայն ԷԴՎԱԳ-ի ժամանակի այն մասը, որն անհրաժեշտ է ծառայությունների մատուցման համար և բացառությամբ սույն Բաժնի դրույթներով սահմանված դեպքերի ԷԴՎԱԳ-ին չի արգելվում հանդես գալ որևէ այլ կարգավիճակում որևէ այլ անձի, ֆիրմայի, ընկերության կամ իրավաբանական անձի համար՝ պայմանով, որ նման ծառայությունները կամ աշխատանքը Արմեոյի ողջամիտ կարծիքով չեն հակասում ԷԴՎԱԳ-ի՝ սույն Պայմանագրով սահմանված ծառայությունները մատուցելու ունակության և պարտականությունների հետ։

9.6 Intellectual Property.	9.6 Մտավոր Սեփականություն
a)In this Agreement:	a)Սույն Պայմանագրում

I.the term “Intellectual Property Rights” means any and all legal protection recognized by the law (whether by statute, common law or otherwise, in Canada and all other countries world-wide) in respect of the Works (as defined herein) and Confidential Information, including trade secret and confidential information protection, patents, copyright and copyright registration, industrial design registration, trade dress and trade-marks and trade-mark registrations and other registrations or grants of rights analogous thereto; and

I.«Մտավոր Սեփականության Իրավունք» եզրույթը ներառում է օրենսդրությամբ (լինի դա օրենք, «ընդհանուր իրավունք» կամ այլ աղբյուր Կանադայում և աշխարհի բոլոր այլ երկրներում) ճանաչված ցանկացած և բոլոր իրավական պաշտպանությունները, որոնք վերաբերվում են Աշխատանքներին (սույն Պայմանագրով սահմանված կարգով) և Կոնֆիդենցիալ Տեղեկատվությանը, ներառյալ՝ առևտրային գաղտնիքը և կոնֆիդենցիալ տեղեկատվության պաշտպանությունը, արտոնագրերը, հեղինակային իրավունքները և հեղինակային իրավունքների գրանցումը, արդյունաբերական դիզայնի գրանցումը, ապրանքային նշաններ և ապրանքային նշանների գրանցումը և նմանատիպ այլ գրանցումները կամ իրավունքների շնորհումը, և

II.the term “Works” includes all inventions, methods, processes, discoveries, designs, ideas, works, creations, developments, algorithms, drawings, compilations of information, analysis, experiments, data, reports, know-how, techniques, products, samples, tools, machines, software and all documentation therefore, flowcharts, specifications and source code listings, whether patentable or not, including any modifications or improvements thereto which: (A) are conceived, developed, created, generated or reduced to practice by EDVAG (whether alone or with others) as a result of the performance EDVAG’s Services for Armeau; or, (B) result from tasks assigned to EDVAG by Armeau; or (C) result from the use of the premises and property (including equipment, supplies or Confidential Information) owned or licensed by Armeau.

II.«Աշխատանքներ» եզրույթը ներառում է բոլոր գյուտերը, մեթոդները, ընթացակարգերը, հայտնագործությունները, դիզայնները, գաղափարները, աշխատանքները, ստեղծագործությունները, զարգացումները, ալգորիթմերը, գծագրերը, տեղեկատվության, վերլուծության, էքսպերիմենտների, տվյալների, հաշվետվությունների, նորարարությունների, հնարքների, ապրանքների, նմուշների, գործիքների, մեքենաների, ծրագրերի ժողովածուները և դրանց վերաբերյալ փաստաթղթերը, բլոկ-սխեմաները, սպեցիֆիկացիաները, առաջնային կոդերի ցուցակները՝ անկախ նրանից ենթակա են դրանք արտոնագրման, թե ոչ, ներառյալ դրանց բոլոր փոփոխությունները կամ բարելավումները, որոնք (A) մտածվել, զարգացվել, ստեղծվել, գեներացվել կամ պրակտիկ կիրառում են ստացել ԷԴՎԱԳ-ի կողմից (արված լինի դա ինքնուրույն կամ ուրիշների հետ միասին) Արմեոյի նկատմամբ ծառայությունների մատուցման ընթացքում կամ (B) արդյունքն են Արմեոյի կողմից ԷԴՎԱԳ-ին հանձնարարված խնդիրների կամ (C) արդյունքն են Արմեոյին պատկանող գույքի կամ մտավոր սեփականության օգտագործման (ներառյալ սարքավորումները, նրա կողմից տրամադրված պարագաները կամ Կոնֆիդենցիալ Տեղեկատվությունը)։

b)During the term of this Agreement, EDVAG will disclose all Works promptly and fully to Armeau.	b)Սույն Պայմանագրի գործողության ընթացքում ԷԴՎԱԳ-ը շուտափույթ կերպով և ամբողջ ծավալով կբացահայտի բոլոր Աշխատանքները Արմեոյի համար։
c)Armeau will have sole and exclusive right, title and interest world-wide in and to all Works and Intellectual Property Rights, which right, title and interest will continue after termination of this Agreement.

c)Արմեոն բոլոր Աշխատանքների և Մտավոր Սեփականության Իրավունքների նկատմամբ կունենա բացառիկ իրավունք, տիտղոս և շահ ողջ աշխարհով և այդ իրավունքը, տիտղոսը և շահը կպահպանվեն սույն Պայմանագրի գործողությունը դադարելուց հետո։

d)EDVAG hereby assigns, and in the case of Works created after the period when this Agreement is effective, agrees to assign to Armeau, without the need for any further remuneration or consideration, all right, title and interest that EDVAG may have in and to the Works and Intellectual Property Rights that EDVAG may have by virtue of having created, made, conceived or contributed to any such Works, whether alone or with others, in whole or in part, in the course of the performance of the services for Armeau before, on or after the period when this Agreement is effective or while concerned with or involved in the Armeau business or with its premises or property.  EDVAG hereby waives (and in the case of Works created after the period when this Agreement is effective, agrees to waive) all moral rights that EDVAG may have with respect to the Works, and Armeau may in its sole discretion assign the benefit of such waiver of moral rights. EDVAG agrees not to exercise such moral rights against any third parties without the express written consent of Armeau and agrees that the above-noted waiver may be invoked by any person authorized by Armeau to use and/or modify the Works.

d)ԷԴՎԱԳ-ը սույնով փոխանցում է, իսկ Պայմանագրի գործողության ժամկետի ավարտից հետո կատարված Աշխատանքների պարագայում համաձայնվում է փոխանցել առանց հետագա հատուցման անհրաժեշտության բոլոր իրավունքները, տիտղոսը, շահը, որ ԷԴՎԱԳ-ը կարող է ունենալ Աշխատանքների և Մտավոր Սեփականության Իրավունքների առնչությամբ ԷԴՎԱԳ-ի կողմից նման Աշխատանքների ստեղծման, պատրաստման կամ դրանցում ունեցած ներդրման ուժով, արված լինի դա ինքնուրույն կամ այլ անձանց հետ միասին, ամբողջությամբ կամ մասամբ Արմեոյին ծառայություններ մատուցելու ընթացքում Պայմանագրի գործողության ժամկետից առաջ, ընթացքում կամ հետ կամ Արմեոյի ձեռնարկատիրության կամ նրա սեփականության հետ առնչվելիս կամ դրանցում ներգրավված եղած ժամանակ։ ԷԴՎԱԳ-ը սույնով հրաժարվում է (իսկ Պայմանագրի գործողության ժամկետի ավարտից հետո ստեղծված Աշխատանքների պարագայում համաձայնվում է հրաժարվել) բոլոր բարոյական իրավունքներից, որ ԷԴՎԱԳ-ը կարող է ունենալ Աշխատանքների առնչությամբ, իսկ Արմեոն կարող է իր հայեցողությամբ փոխանցել նման իրավունքներից հրաժարման իր օգուտը։ ԷԴՎԱԳ-ը համաձայնվում է չիրացնել նման բարոյական իրավունքները որևէ երրորդ կողմի դեմ առանց Արմեոյի բացահայտ գրավոր համաձայնության և համաձայնվում է, որ վերոհիշյալ հրաժարումը կարող է վկայակոչվել Արմեոյի կողմից լիազորված ցանկացած անձի կողմից Աշխատանքների օգտագործման և/կամ ձևափոխման նպատակով։

e)EDVAG will execute and deliver to Armeau whenever requested by the Armeau, any and all further documents and assurances that Armeau may deem necessary or expedient to effect the purposes and intent of the assignment and waiver set out herein.  If EDVAG refuses or fails to execute any further documents and assurances whenever requested by the Armeau, this Agreement shall form a power of attorney granting to Armeau the right to execute and deliver on EDVAG’s behalf, all such further documents and assurances that Armeau may deem necessary or expedient to effect the purposes and intent of the assignment and waiver set out herein on EDVAG’s behalf.

e)ԷԴՎԱԳ-ը ցանկացած ժամանակ Արմեոյի խնդրանքով կկազմի և կփոխանցի Արմեոյին ցանկացած և հավելյալ փաստաթղթերը և հավաստումները, որ Արմեոն կհամարի անհրաժեշտ կամ նպատակահարմար վերը նշված փոխանցման և հրաժարման նպատակները և մտադրությունն արդյունքի կոչելու համար։ Եթե ԷԴՎԱԳ-ը հրաժարվում է կամ չի կազմում հավելյալ փաստաթղթեր և հավաստումներ, երբ դա կխնդրի Արմեոն, սույն Պայմանագիրը կհանդիսանա լիազորագիր, որով Արմեոն իրավունք կստանա կազմել և փոխանցել ԷԴՎԱԳ-ի անունից բոլոր նման փաստաթղթերը և հավաստումները, որոնք Արմեոն կհամարի անհրաժեշտ կամ նպատակահարմար վերը նշված փոխանցման և հրաժարման նպատակները և մտադրությունը ԷԴՎԱԳ-ի անունից արդյունքի կոչելու համար։

f)EDVAG will maintain at all times adequate and current records relating to the Works, which records will be and remain the property of Armeau.	f)ԷԴՎԱԳ-ը Աշխատանքների վերաբերյալ մշտապես կվարի պատշաճ և ընթացիկ գրառումներ և այդ գրառումները կլինեն և կմնան Արմեոյի սեփականությունը։
g)All documents, records, work papers, notes, memoranda and similar records of Confidential Information or Works made or compiled by EDVAG at any time or made available to EDVAG during EDVAG’s performance of the services to Armeau (whether before, on or after the Effective Date) including all copies thereof, are the property of Armeau and will be delivered to Armeau by EDVAG upon the termination of this Agreement or at any other time upon request by Armeau.

g)Կոնֆիդենցիալ Տեղեկատվության կամ Աշխատանքների վերաբերյալ բոլոր փաստաթղթերը, գրառումները, աշխատանքային թղթերը, հուշագրերը և նման այլ փաստաթղթերը, որոնք կազմվել են ԷԴՎԱԳ-ի կողմից Արմեոյին ծառայություններ մատուցելու ընթացքում (լինի դա Պայմանագրի գործողության ժամկետից առաջ, ընթացքում, թե հետո), ներառյալ դրանց կրկնօրինակները, հանդիսանում են Արմեոյի սեփականությունը և ԷԴՎԱԳ-ի կողմից կփոխանցվեն Արմեոյին սույն Պայմանագրի գործողությունը դադարելու պահից կամ ցանկացած այլ ժամանակ՝ Արմեոյի պահանջով։

9.7 Non-Solicitation of Employees/Contractors. During the term of this Agreement and for a period of twelve (12) months immediately following the termination of this Agreement, EDVAG covenants and agrees that it will not, directly or indirectly, on its own behalf or on behalf of a third party:

9.7 Աշխատակիցներին/Կապալառուներին Չներգրավվելը։ Սույն Պայմանագրի գործողության ընթացքում և դրա դադարեցմանն անմիջապես հաջորդող տասներկու (12) ամիսների ընթացքում ԷԴՎԱԳ-ը պարտավորվում է և համաձայնվում է անմիջականորեն կամ անուղղակիորեն իր անունից կամ երրորդ կողմից անունից.

a)hire or retain any employee or independent contractor of Armeau about whom EDVAG became aware in connection with providing the services or with whom EDVAG had contact in connection with the provision of services; or

a)չվարձել և աշխատանքի չընդունել Արմեոյի որևէ աշխատակցի կամ անկախ կապալառուի, որի մասին ԷԴՎԱԳ-ը տեղեկացել է ծառայությունների մատուցման առնչությամբ կամ ում հետ ԷԴՎԱԳ-ը կապ է հաստատել ծառայությունների մատուցման կապակցությամբ, կամ

b)contact, solicit or endeavour to entice away	b)կապ հաստատել, խնդրել կամ փորձել հրապուրել
I.any employee or independent contractor of Armeau about whom EDVAG became aware in connection with providing the Services or with whom EDVAG had contact in connection with the provision of Services, or

I.Արմեոյի ցանկացած աշխատակցի կամ անկախ կապալառուի, որի մասին ԷԴՎԱԳ-ը տեղեկացել է ծառայությունների մատուցման առնչությամբ կամ ում հետ ԷԴՎԱԳ-ը կապ է հաստատել ծառայությունների մատուցման կապակցությամբ, կամ

II.any person who was an employee or independent contractor of Armeau on the termination date of this Agreement or during the period of 6 months immediately preceding termination about whom EDVAG became aware in connection with providing the Services or with whom EDVAG had contact in connection with the provision of Services,

II.ցանկացած անձի, որը եղել է Արմեոյի աշխատակից կամ անկախ կապալառու սույն Պայմանագրի գործողության դադարեցման ամսաթվին կամ դադարեցմանը նախորդող 6 ամիսների ընթացքում, որի մասին ԷԴՎԱԳ-ը տեղեկացել է  ծառայությունների մատուցման առնչությամբ կամ ում հետ ԷԴՎԱԳ-ը կապ է հաստատել ծառայությունների մատուցման կապակցությամբ,

9.8 Equitable Relief. EDVAG acknowledges that the restrictions contained in this Section are, in view of the nature of the business of Armeau, reasonable and necessary to protect the legitimate interests of Armeau, that Armeau would not have entered into this Agreement in the absence of such restrictions and that any violation of any provision of those Sections could result in irreparable injury to Armeau.  EDVAG agrees that, in the event of a violation of any of the restrictions referred to in this Section, Armeau shall be entitled to such injunctive relief or other remedies at law or in equity which the Court deems fit.

9.8 Արդար Պաշտպանություն։ ԷԴՎԱԳ-ն ընդունում է, որ սույն Բաժնում ամրագրված սահմանափակումները ողջամիտ են և անհրաժեշտ Արմեոյի շահերի պաշտպանության համար՝ հաշվի առնելով Արմեոյի գործունեության բնույթը, որ Արմեոն չէր ստորագրի սույն Պայմանագիրը նման սահմանափակումների բացակայության պայմաններում, և որ սույն Բաժնի ցանկացած դրույթի խախտում կարող է հանգեցնել անդառնալի վնասի Արմեոյին։ ԷԴՎԱԳ-ը համաձայնվում է, որ սույն Բաժնում հիշատակած սահմանափակումներից որևէ մեկի խախտման պարագայում, Արմեոն կարող է հավակնել դատական կարգով իրավիճակի շրջադարձմանը կամ այլ օրենքով սահմանված պաշտպանության, որը Դատարանը կհամարի ընդունելի։

9.9 The provisions of this Section will survive any termination of this Agreement.	9.9 Սույն Բաժնի դրույթները շարունակում են գործել Պայմանագիրը դադարեցնելուց հետ.
10. EDVAG REMUNERATION	10. ԷԴՎԱԳ-Ի ՎԱՐՁԱՏՐՈՒԹՅՈՒՆԸ

The remuneration payable by Armeau to EDVAG for performing the winemaking and ancillary services under this Agreement and conditions that may be altered by EDVAG at its discretion are set out in Schedule 1.

Արմեոյի կողմից ԷԴՎԱԳ-ին սույն Պայմանագրով սահմանված գինեգործական և օժանդակ ծառայությունների համար վճարվող վարձատրության չափը և պայմանները, որոնք ենթակա են փոփոխության ԷԴՎԱԳ-ի կամքով սահմանված են Հավելված 1-ում։

Additional Armeau Expenses – Refer Schedule 1, Note 3	Արմեոի լրացուցիչ ծախսերի համար տես Հավելված 1-ի 3-րդ Նշումը
10.1 The Armeau will reimburse EDVAG for the following items procured for or on behalf of Armeau in the winemaking process at landed cost plus taxes.	10.1 Արմեոն կհատուցի ԷԴՎԱԳ-ին գինու պատրաստման ընթացքում Արմեոյի համար կամ նրա անունից հետևյալ տարրերի համար կատարած ծախսերի համար ամբողջ ծավալով գումարած հարկերը՝
 Grapes	 Խաղող
 Bottles	 Շշեր
 Yeast and Enzymes	 Խմորիչներ և ֆերմենտներ
 Any other additional requested by the Armeau.	 Ցանկացած հավելյալ ծախսեր, որոնք խնդրել է Արմեոն։
10.2 The Armeau will pay EDVAG for preparation and provision of icewine samples.	10.2 Արմեոն կվճարի ԷԴՎԱԳ-ին սառցեգինու օրինակների պատրաստման և տրամադրման համար՝
• $25 (twenty-five US dollars) per sample	• $25 (քսանհինգ ԱՄՆ դոլար) յուրաքանչյուր նմուշի համար
• freight in respect of such samples	• օրինակների տեղափոխման հետ կապված ծախսերը։
Increases in Remuneration
10.3  Prior to the commencement of each annual vintage EDVAG reserves the right to amend, at its discretion, the remuneration set out in Schedule 1.  If EDVAG elects to amend the remuneration it will do so by notice served upon the Armeau at least three months prior to vintage.

10.3  ԷԴՎԱԳ-ն իրեն իրավունք է վերապահում յուրաքանչյուր տարվա խաղողի բերքահավաքից առաջ սեփական հայեցողությամբ փոփոխել Հավելված 1-ում սահմանված վարձատրությունը։ Եթե ԷԴՎԱԳ-ը որոշում է կայացրել փոփոխել վարձատրությունը, ապա կանի դա Արմեոյին բերքահավաքից երեք ամիս առաջ ծանուցելով։

10.4  If the Armeau does not accept the remuneration increases, Armeau may within fourteen days after receipt of notification of the remuneration increases elect to terminate this Agreement in accordance with Clause 1.2.
10.4 Եթե Արմեոն չի ընդունում վարձատրության աճը Արմեոն իրավունք ունի վարձատրության աճի մասին ծանուցումը ստանալուց տասնչորս օրվա ընթացքում դադարեցնել սույն Պայմանագիրը 1.2 Դրույթին համապատասխան.
Applicable Taxes	Կիրառելի Հարկեր
10.5   Taxes are included in the remuneration set out in Schedule 1. Since Armeau is not registered in Armenia, it understands that it cannot handle directly taxation issues inside Armenia, as well as report expenses made for this business venture in the Republic of Armenia, i.e. justify according to the local laws expenses, therefore, EDVAG will take the responsibility of reporting project details.

10.5   Հարկերը ներառված են Հավելված 1‑ով սահմանված վարձատրության մեջ։ Քանի որ Արմեոն գրանցված չէ Հայաստանում, այն գիտակցում է, որ չի կարող անմիջապես զբաղվել հարկային հարցերով Հայաստանի տարածքում, ինչպես նաև հաշվետվություններ ներկայացնել Հայաստանի Հանրապետությունում սույն ձեռնարկատիրական նախաձեռնության ծախսերի վերաբերյալ, այն է՝ տեղական օրենքներին համապատասխան հիմնավորել ծախսերը, հետևաբար՝ ԷԴՎԱԳ-ը ստանձնում է ծրագրի մանրամասների վերաբերյալ հաշվետվություն ներկայացնելու պարտականությունը։

11. PAYMENT	11. ՎՃԱՐՈՒՄ
11.1 EDVAG may issue invoices to the Armeau for the remuneration in accordance with Schedule 1.	11.1 ԷԴՎԱԳ-ը կարող է Արմեոյին ներկայացնել հաշիվ ապրանքագրեր Հավելված 1-ին համապատասխան վարձատրություն ստանալու համար։
11.2 Armeau may pay all invoices in accordance with Schedule 1.	11.2 Արմեոն կարող է վճարել բոլոր հաշիվ ապրանքագրերը Հավելված 1-ին համապատասխան։
11.3 If Armeau fails to comply with its obligations :	11.3 Եթե Արմեոն չի կատարում իր պարտավորությունները.

11.3.1 EDVAG may cease provision of the services hereunder; and	11.3.1 ԷԴՎԱԳ-ը կարող է դադարեցնել սույն Պայմանագրով սահմանված ծառայությունների մատուցումը, և
11.3.2 Without prejudice to any other right or remedy hereunder, all outstanding overdue amounts payable hereunder will bear interest at a rate of 2% per annum calculated on a daily basis.	11.3.2 Առանց սույն Պայմանագրով սահմանված որևէ այլ իրավունքի կամ պաշտպանության միջոցի սահմանափակման, ողջ չվճարված գումարի վրա ամեն օր կհաշվարկվի տոկոս՝ տարեկան 2% տոկոսադրույքով։
11.4  If Armeau fails to pay the whole of any invoice within 60 days of its due date, EDVAG may, without prejudice to any other right of remedy, immediately issue an invoice for the balance of remuneration payable under Schedule 1.

11.4  Եթե Արմեոն չի վճարում որևէ հաշիվ ապրանքագրով սահմանված ողջ գումարը վճարման ենթակա օրվանից 60 օրվա ընթացքում, ԷԴՎԱԳ-ն իրավունք ունի, առանց որևէ այլ իրավունքի սահմանափակման, անմիջապես արձակել հաշիվ ապրանքագիր Հավելված 1-ով սահմանված վճարման բալանսի համար։

12. LIEN & POWER OF SALE	12. ԳՐԱՎ ԵՎ ՎԱՃԱՌՔԻ ԻՐԱՎՈՒՆՔ
12.1 EDVAG will not be obliged to release the Icewine, any other property of Armeau in its possession until all amounts due, payable and accruing under this Agreement are paid in full.	12.1 ԷԴՎԱԳ-ը պարտավոր չէ արձակել սառցեգինին, իր տնօրինության տակ գտնվող Արմեոյի ցանկացած այլ սեփականություն, քանի դեռ սույն Պայմանագրով վճարման ենթակա և կուտակված ողջ գումարը ամբողջությամբ չվճարվի։
12.2  If Armeau  does  not  pay EDVAG  all  amounts  due  under  this Agreement within six months of the date of the invoice then EDVAG will be entitled to sell the Icewine and apply the proceeds of sale to all amounts owing by Armeau to EDVAG under this Agreement (including all costs incurred by EDVAG in selling the Icewine).  Any excess amount received upon sale of the Icewine over and above the amount owing to EDVAG shall be refunded to Armeau.

12.2  Եթե Արմեոն չվճարի ԷԴՎԱԳ-ին սույն Պայմանագրով վճարման ենթակա բոլոր գումարները հաշիվ ապրանքագրի ներկայացման պահից վեց ամսվա ընթացքում, ապա ԷԴՎԱԳ-ն իրավունք կունենա վաճառել սառցեգինին և օգտագործել վաճառքի արդյունքում ստացված եկամուտը հատուցելու համար բոլոր այն գումարները, որը Armeau-ն պետք է վճարեր ԷԴՎԱԳ-ին սույն Պայմանագրի համաձայն (ներառյալ վաճառքի ընթացքում ԷԴՎԱԳ-ի կողմից կրած ծախսերը): Սառցեգինու վաճառքից ստացված ցանկացած ավելցուկ գումար, որը կգերազանցի ԷԴՎԱԳ-ին հասանելի գումարը, կտրվի Armeau-ին։

13. FORCE MAJEURE	13. ԱՆՀԱՂԹԱՀԱՐԵԼԻ ՈՒԺ
If by reason of any fact, circumstance, matter or thing beyond the reasonable control of EDVAG it is unable to perform in whole or in part any obligation under this Agreement then EDVAG will be relieved of that obligation under this Agreement to the extent and for the period that it is so unable to perform and will not be liable to the Armeau in respect of any such inability.

Եթե ԷԴՎԱԳ-ի ողջամիտ վերահսկողությունից դուրս ցանկացած փաստի, իրավիճակի, հանգամանքի կամ երևույթի ուժով այն ամբողջությամբ կամ մասամբ անկարող լինի իրագործել սույն պայմանագրով սահմանված որևէ պարտավորություն, ԷԴՎԱԳ-ը կազատվի սույն Պայմանագրով սահմանված այդ պարտավորությունից այնքանով և այնքան ժամանակ, քանի դեռ այն անկարող կլինի կատարել իր պարտավորությունները և Արմեոյի հանդեպ նման անկարողության համար չի կրի պատասխանատվություն ։

15. MISCELLANEOUS	15. ԱՅԼ ԴՐՈՒՅԹՆԵՐ
15.1  Nothing in this Agreement shall constitute the relationship of partnership or employer and employee between the parties hereto and it is the express intention of the parties that any such relationships are denied.
15.1 Սույն Պայմանագրի ոչ մի դրույթ Պայմանագրի կողմերի միջև չի ստեղծում ընկերության կամ գործատու և աշխատող հարաբերություններ, և նման հարաբերությունների բացառումը կողմերի բացահայտ մտադրությունն է։
15.2 Any notice, report or other communication under this Agreement may be served:	15.2 Սույն Պայմանագրով սահմանված ցանկացած ծանուցում, հաշվետվություն կամ այլ հաղորդակցություն կարող է ներկայացվել՝
15.2.1 In person at the address if the party referred to in the commencement of this Agreement or at the last known address of the party;	15.2.1 Անձամբ կողմի հասցեով, որը նշվում է սույն Պայմանագրի ուժի մեջ մտնելու պահին կամ կողմի վերջին հայտնի հասցեով,
15.2.2    By prepaid post forwarded to the address of the party referred to in the commencement of this Agreement or to the last known address of the party, in which case, service will be deemed to be effected on the next business day after posting; or

15.2.2    Պատվիրված փոստային նամակով, որն ուղարկվում է կողմի հասցեով, որը նշվում է սույն Պայմանագրի ուժի մեջ մտնելու պահին կամ կողմի վերջին հայտնի հասցեով, որի դեպքում ծանուցումը համարվում է կատարված փոստային առաքումը կտարելուց հաջորդ աշխատանքային օրը, կամ

15.2.3 By facsimile transmission to the last known facsimile number of the party, in which case, service will be deemed to be effected immediately on transmission.	15.2.3 Ֆաքսային հաղորդագրության միջոցով կողմի վերջին հայտնի ֆաքսային համարով, որի դեպքում ծանուցումը համարվում է կատարված անմիջապես հաղորդագրության ուղարկման պահին։
15.3 This Agreement is governed by laws of Armenia and each of the parties submits to the jurisdiction of the Courts of Armenia. This Clause may be pleaded as a bar to action or suit brought in any court in any other place in the world.

15.3 Սույն Պայմանագիրը կարգավորվում է Հայաստանի օրենքներով և յուրաքանչյուր կողմ ճանաչում է Հայաստանի Դատարանների իրավազորությունը։ Սույն դրույթը կարող է վկայակոչվել որպես դատավարության կասեցման հիմք աշխարհի որևէ այլ մասում որևէ դատարանում գործի քննության դեպքում։

15.4  The failure, delay or omission of a party to exercise any power or right conferred upon it will not operate as a waiver of the power or right, nor will any single exercise of any such power or right preclude any other or future exercise of the of the power, or the exercise of any other or right under this Agreement.

15.4  Կողմերի կողմից իրենց վերապահված լիազորությունը կամ իրավունքը չիրականացնելը, դրա իրականացումը հետաձգելը կամ բաց թողնելը չի հանդիսանում հրաժարում այդ լիազորությունից կամ իրավունքից, և ոչ էլ նման լիազորության կամ իրավունքի իրագործումը կբացառի լիազորության որևէ այլ կամ ապագա իրագործում կամ սույն Պայմանագրով սահմանված որևէ այլ իրավունքի իրագործում։

15.5 The provisions contained in the Agreement comprise the whole of the agreement between the parties except where required by law.  The provisions of this Agreement supersede and exclude all prior and other discussions, representations (contractual or otherwise) and arrangements relating to the services provided hereunder.

15.5 Սույն Պայմանագրում սահմանված դրույթները հանդիսանում են կողմերի ամբողջական համաձայնությունը, բացառությամբ օրենքով սահմանված դեպքերի։ Սույն Պայմանագրի դրույթները փոխարինում և բացառում են սույն Պայմանագրով սահմանված ծառայությունների վերաբերյալ բոլոր նախորդող կամ այլ քննարկումները, պարտավորությունները (պայմանագրային կամ այլ) և համաձայնությունները։

15.6  The total liability of EDVAG for loss or damage of every kind whether arising pursuant to this Agreement or out of or in relation to the icewine, its sale, delivery or otherwise, whether in tort or contract, or in any other way whatsoever, is limited to the amount paid by Armeau to EDVAG under this Agreement at the date when such liability arises or, if this Agreement has been in place for more than 12 months, the amount paid by Armeau to EDVAG over the previous 12 months.

15.6  ԷԴՎԱԳ-ի պատասխանատվությունը ցանկացած տեսակի վնասների համար, կառաջանան դրանք սույն Պայմանագրի հիման վրա, թե սառցեգինու, դրա վաճառքի, մատակարարման կամ այլ պատճառներով, բխի այն պատճառված վնասից, պայմանագրային պարտավորություններից, թե որևէ այլ աղբյուրից, սահմանափակված է պատասխանատվության առաջացման պահին Արմեոյի կողմից ԷԴՎԱԳ-ին սույն Պայմանագրի հիման վրա վճարված գումարի չափով, կամ եթե Պայմանագիրն ուժի մեջ է եղել ավելի քան 12 ամիս, Արմեոյի կողմից ԷԴՎԱԳ-ին նախորդող 12 ամիսների ընթացքում վճարված գումարի չափով։

15.7  If, by reason of fact, circumstances, matter or thing beyond the reasonable control of EDVAG or Armeau, either is unable to perform in whole or in part any obligation under this Agreement such party shall be relieved of that obligation under this Agreement to the extent and for the period that it is so unable to perform and shall not be liable to the other party to this Agreement in respect of such inability.

15.7  Եթե ԷԴՎԱԳ-ի կամ Արմեոյի ողջամիտ վերահսկողությունից դուրս ցանկացած փաստի, իրավիճակի, հանգամանքի կամ երևույթի ուժով նրանցից յուրաքանչյուրն ամբողջությամբ կամ մասամբ անկարող լինի իրագործել սույն պայմանագրով սահմանված որևէ պարտավորություն այդ կողմը կազատվի սույն Պայմանագրով սահմանված այդ պարտավորությունից այնքանով և այնքան ժամանակ, քանի դեռ այն անկարող կլինի կատարել իր պարտավորությունները և սույն Պայմանագրի մյուս կողմի հանդեպ նման անկարողության համար չի կրի պատասխանատվություն ։

15.8 Each of the persons executing this Agreement personally warrant that they have the necessary authority to enter into this Agreement.	15.8 Սույն Պայմանագիրը ստորագրող յուրաքանչյուր անհատ անձամբ հավաստում է, որ ունի անհրաժեշտ իրավասություն սույն Պայմանագիրը ստորագրելու համար։
16. LANGUAGE OF THE AGREEMENT	16. ՊԱՅՄԱՆԱԳՐԻ ԼԵԶՈՒՆ

16.1 This Agreement has been prepared in both English and Armenian languages. In the event of any inconsistency, the English version shall prevail and be binding upon the parties.	15.9 Սույն Պայմանագիրը պատրաստվել է անգլերեն և հայերեն լեզուներով։ Անհամապատասխանության դեպքում անգլերեն տարբերակը կգերակայի և պարտադիր կլինի կողմերի համար։
17. DISPUTES	17. ՎԵՃԵՐԻ ԿԱՐԳԱՎՈՐՈՒՄԸ
17.1  Any dispute which arises out of or relates to this Agreement, its meaning, its performance, or as to any other matter or thing arising in relation to it, the same may be referred by either party to any independent icewine industry expert nominated by agreement of both parties as having the skills and experience appropriate for the proper consideration of the matter requiring determination.

17.1  Ցանկացած վեճ, որը բխում է սույն Պայմանագրից կամ վերաբերվում է սույն Պայմանագրին, դրա նշանակությանը, դրա կատարմանը կամ դրա առնչությամբ ծագող ցանկացած հանգամանքի կամ երևութային հետ կարող է յուրաքանչյուր կողմի կողմից ներկայացվել սառցեգինու արտադրության ցանկացած անկախ մասնագետի, որը կնշանակվի երկու կողմերի համաձայնությամբ որպես անձ, որն ունի լուծման կարիք ունեցող հարցի պատշաճ քննարկման համար անհրաժեշտ հմտություններ և փորձ։

17.2  The expert will hear all competing points of view in relation to any such dispute or other question and will deliver to the parties within one (1) month after hearing the parties, a statement of the expert’s determination which (in the absence of manifest error) is to be conclusive and binding on the parties as a final determination of the particular matter.

17.2  Մասնագետը ցանկացած նման վեճի կամ այլ հարցի առնչությամբ կլսի բոլոր մրցակցող դիրքորոշումները և կողմերին լսելուց հետո մեկ (1) ամսվա ընթացքում կողմերին կներկայացնի մասնագետի որոշման տեքստը, որը (բացահայտ սխալի բացակայության դեպքում) կլինի վերջնական և պարտադիր կողմերի համար որպես կոնկրետ հարցի վերջնական կարգավորում։

17.3 In making such a determination the expert will be acting as an expert and not as an arbitrator.	17.3 Նման որոշում կայացնելիս մասնագետը գործելու է որպես մասնագետ, այլ ոչ թե որպես հաշտարար դատավոր։
17.4  The expert’s fees are to be borne equally by the parties unless the expert will otherwise decide.
17.5 Therefore, to avoid doubts, turning to the independent expert and the process of study of the independent expert will not make an obstacle to apply to court.

17.4  Մասնագետի ծախսերը կրելու են երկու կողմերը հավասարապես, եթե այլ բան չի որոշում մասնագետը։
17.5 Այդուհանդերձ, կասկածներից խուսափելու համար, անկախ մասնագետին դիմելը և ուսումնասիրության ընթացքը խոչընդոտ չի հանդիսանում դատարան դիմելու համար:

EXECUTED on the date referred to at the commencement of this Agreement.	ՍՏՈՐԱԳՐՎԱԾ Է Պայմանագրի սկզբում նշված ամսաթվին։
SIGNED by EDVAG GROUP	ՍՏՈՐԱԳՐՎԱԾ ԷԴՎԱԳ ԳՐՈՒՊ-ի կողմից
Vahagn Gevorgyan, CEO	Վահագն Գևորգյան, գործադիր տնօրեն
40a Acharyan St., Yerevan 0075, Armenia in the presence of Witness։ ...	40ա Աճառյանի փողոց, Երևան 0075, Հայաստան, վկա ...-ի ներկայությամբ։
SIGNED by Armeau Brands Ltd.	ՍՏՈՐԱԳՐՎԱԾ Արմեո Բրենդս ինք.-ի կողմից
Arto Tavukciyan, CEO 1000 East William Street, suite 204, Carson City, NV 89701 USA	Արտո Թավուկչիյան, գործադիր տնօրեն ԱՄՆ, Նևադա նահանգ, քաղաք Քարսոն, ԻՍԹ շենք 1000, սենյակ 204, փոստային ինդեքս 89701
SCHEDULE 1	ՀԱՎԵԼՎԱԾ 1
CONTRACT ICEWINE SERVICES RATES	ՍԱՌՑԵԳԻՆՈՒ ՊԱՏՐԱՍՏՄԱՆ ՀԵՏ ԿԱՊՎԱԾ ԾԱՌԱՅՈՒԹՅՈՒՆՆԵՐԻ ԴՐՈՒՅՔՆԵՐԸ
1. Grape purchase prices are set every year by the market plus a 10% service charge.	1. Խաղողի ձեռքբերման գինը սահմանվում է ամեն տարի շուկայի կողմից
2. Vineyard Maintenance from October 1 to Harvest	2. Խաղողի այգու պահպանումը հոկտեմբերի 1-ից մինչև Բերքահավաք
$1000 per hectare per month	Ամսեկան 1000 ԱՄՆ դոլար մեկ հեկտարի համար
Includes 24/7 guard, housed in vineyard, all materials and all grape treatments	Ներառում է շաբաթական 7 օր, օրը 24 ժամ խաղողի այգու տարածքում աշխատող պահակի վարձատրությունը, բոլոր նյութերի և խաղողի խնամքի համար վճարը

3. Harvest.	3. Բերքահավաք։
$1200 per hectare	1200 ԱՄՆ դոլար հեկտարի համար
All personnel, materials, grape boxes and transportation	Ողջ անձնակազմը, նյութերը, խաղողը, տուփերը և փոխադրումը
4. Full Production to bottling stage	4. Ամբողջական արտադրանքը մինչև շշալցման փուլը
For all batches $500/ton	Բոլոր բաժինների համար 500 ԱՄՆ դոլար/տոննա
Invoiced (Terms 30 days EOM)	Վճարումը՝ հաշիվ ապրանքագրի հիման վրա (մինչև վճարման կարգադրությունը ներկայացնելուն հաջորդող ամսվա վերջին օրը)
5. Storage Price	5. Պահպանման հետ կապված ծախսերը
Cost of $0.025 per litre per month calculated on expected final volume	Ամսեկան 0.025 ԱՄՆ դոլար մեկ լիտրի համար հաշվարկված ակնկալվող վերջնական ծավալով
Payable Monthly on invoice (30 days)	Վճարման ենթակա է ամեն ամիս ըստ հաշիվ ապրանքագրի ներկայացման (30 օրվա ընթացքում)
6. Icewine Care and Materials	6. Սառցեգինու խնամք և նյութեր
Icewine care at $0.025/litre per month based on expected final volume. Any materials used outside “standard icewinemaking additive”, as listed, to be charged at cost plus 10%.
Սառցեգինու խնամք ամսեկան 0.025 ԱՄՆ դոլար/լիտր դրույքաչափով՝ հիմնված ակնկալվող վերջնական ծավալի վրա։ Ցանկացած նյութի համար, որը դուրս է շարադրված «սովորական սառցեգինու պատրաստման հավելումների» շարքից, կգանձվի արժեքը գումարած 10%։

Payable Monthly on invoice (30 days)	Վճարման ենթակա է ամեն ամիս ըստ հաշիվ ապրանքագրի ներկայացման (30 օրվա ընթացքում)
7. Bottling & Labelling	7. Շշալցում և պիտակավորում

$4.00 per dozen plus $250 set-up.	4.00 ԱՄՆ դոլար մեկ տասնյակի համար գումարած 250 ԱՄՆ դոլար ամբողջ կազմի համար։
Includes Stelvin Caps, Boxes (dozens) & Dividers. Bottles include ACI standard range. Armeau to provide own labels. Pallets provided by the winery are $40ea.
Ներառում է Ստելվին կափարիչներ, տուփեր (տասնյակով) և տարանջատման փեղկեր։ Շշերը ACI ստանդարտի ծավալի են։ Արմեոն կտրամադրի իր պիտակները։ Գինու գործարանի կողմից տրամադրվող ծղոտե ներքնակներն արժեն հատը $40։

8. Warehouse and Dispatch (Bottled Stock and Dry Goods) Warehouse Storage	8. Պահեստավորում և առաքում
Full Pallet (over half) $2.25/Week	Լի ներքնակ (կեսից ավելին) շաբաթը 2.25 ԱՄՆ դոլար
Part Pallet $2.25/Week	Կիսալի ներքնակ շաբաթը 2.25 ԱՄՆ դոլար
Dispatch	Առաքում
1 – 16 cartons $1.40 per carton	1-16 խավաքարտ 1.40 ԱՄՆ դոլար մեկ խավաքարտի համար
17 - over cartons $ 20.00 per dispatch	17 և ավելի խավաքարտ 20.00 ԱՄՆ դոլար յուրաքանչյուր առաքման համար
Full Pallets $ 20.00 per dispatch	Ամբողջական խավաքարտեր 20.00 ԱՄՆ դոլար յուրաքանչյուր առաքման համար
Payable Monthly on invoice (30 days)	Վճարման ենթակա է ամեն ամիս ըստ հաշիվ ապրանքագրի ներկայացման (30 օրվա ընթացքում)
EDVAG will pay all applicable taxes to the authorities.	ԷԴՎԱԳ-ը պետական մարմիններին կվճարի բոլոր կիրառելի հարկերը։
NOTES	ՆՇՈՒՄՆԵՐ
1. All taxes are included in the above figures.	1. Բոլոր հարկերը ներառված են վերը շարադրված թվերում։
2. Volume Calculation	2. Ծավալի հաշվարկը

Subject to Icewine style, the winery will use its best endeavours to supply a predetermined quantity of icewine calculated from the tonnes of grapes supplied however final volume of icewine produced may vary from the estimate because of such things like; seasonal conditions, grape variety, style and method of winemaking.

Կախված սառցեգինու տեսակից, գինու գործարանը կկիրառի լավագույն ջանքերը մատակարարելու համար նախապես որոշված քանակի սառցեգինի՝ հաշված խաղողի զանգվածից, սակայն հաշվի առնելով, որ սառցեգինու վերջնական ծավալը կարող է տարբերվել նախնական հաշվարկից այնպիսի հանգամանքների բերումով, ինչպիսիք են սեզոնային պայմանները, խաղողի տեսակը և գինու պատրաստման մեթոդը։

3. Materials and Analysis	3. Նյութեր և ստուգումներ
Included in the above cost are all routine icewine analysis, performed in our winery laboratory (which does not hold any accreditation) and essential icewine making materials as listed below:
Վերը շարադրված արժեքի մեջ ներառված են սառցեգինու բոլոր ընթացիկ ստուգումները՝ իրականացված մեր գինեգործական լաբորատորիայում (որը չունի որևէ ակրեդիտացիա), և սառցեգինու պատրաստման համար էական նյութերը, այնպես ինչպես շարադրված է ստորև՝

(a) Yeast and fermentation nutrients	(a) Մակարդ և խմորման սնուցիչներ
(b) Fining agents for protein and cold stability	(b) Մաքրման միջոցներ պրոթեինի և սառնության կայունության համար
(c) Preservatives and inert gases (SO2, PMS, CO2 and N2)	(c) Կոնսերվանտներ և իներտ գազեր (SO2, PMS, CO2 և N2)
Specifically not included are acids, oak chips, grape juice concentrate, bottles, corks, labels, capsules and cartons.  Any material ordered by EDVAG will be charged at cost plus 10%, being invoice price, freight, duty or taxes applicable.

Հատուկ ներառված չեն թթուները, կաղնու տաշեղը, խտացված խաղողի հյութը, շշերը, խցանները, պիտակները, պարկուճները և խավաքարտերը։ ԷԴՎԱԳ-ի կողմից պատվիրված յուրաքանչյուր նյութի համար կգանձվի արժեքը գումարած 10%, որը ներառում հաշիվ ապրանքագրի գումարը, փոխադրումը, կիրառելի հարկերը և տուրքերը։

EXECUTED on the date referred to at the commencement of this Agreement.	ՍՏՈՐԱԳՐՎԱԾ Է Պայմանագրի սկզբում նշված ամսաթվին։
SIGNED by EDVAG GROUP	ՍՏՈՐԱԳՐՎԱԾ ԷԴՎԱԳ ԳՐՈՒՊ-ի կողմից
Vahagn Gevorgyan, CEO /s/ Vahagn Gevorgyan	Վահագն Գևորգյան, գործադիր տնօրեն /s/ Vahagn Gevorgyan
40a Acharyan St., Yerevan 0075, Armenia in the presence of Witness։ ...	40ա Աճառյանի փողոց, Երևան 0075, Հայաստան, վկա ...-ի ներկայությամբ։
SIGNED by Armeau Brands Ltd.	ՍՏՈՐԱԳՐՎԱԾ Արմեո Բրենդս ինք.-ի կողմից
Arto Tavukciyan, CEO 1000 East William Street, suite 204, Carson City, NV 89701 USA /s/ Arto Tavukciyan	Արտո Թավուկչիյան, գործադիր տնօրեն ԱՄՆ, Նևադա նահանգ, քաղաք Քարսոն, ԻՍԹ շենք 1000, սենյակ 204, փոստային ինդեքս 89701 /s/ Arto Tavukciyan